UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 16, 2013
Date of report (date of earliest event reported)

Raymond James Financial, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

1-9109	59-1517485
(Commission File Number)	(IRS Employer Identification No.)

880 Carillon Parkway St. Petersburg, FL 33716
(Address of Principal Executive Offices)  (Zip Code)

(727) 567-1000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On October 16, 2013, Raymond James Financial, Inc. (the "Company") issued a press release to announce that the fourth quarter fiscal year 2013 earnings report is scheduled to be released after the market closes on Wednesday, October 23. The quarterly conference call will take place the following morning, Thursday, October 24, at 8:15 a.m. ET.

The Company also announced that it implemented changes in its reportable segments effective with its quarter and fiscal year ended September 30, 2013. The changes are a result of management's assessment of the usefulness and materiality of certain of its historical reportable segments. The effect of the change is that the Company will now report five segments (a reduction from its prior reporting of eight segments). The Company did not make changes in its four core reportable segments with the exception of minor additions to its Private Client Group and Capital Markets segments.

The result of the changes in reportable segments are as follows:

Historical reportable segments	Reportable segments as of September 30, 2013

Private Client Group	Private Client Group
Securities Lending

Capital Markets	Capital Markets
Emerging Markets

Asset Management	Asset Management
RJ Bank	RJ Bank

Other	Other
Proprietary Capital

These segment changes have no effect on the Company's historical financial results of operations. Prior period results have been conformed to the Company's new reportable segments. Exhibit 99.2 includes unaudited segment revenue, pre-tax income (excluding noncontrolling interests), net interest income and assets for the quarter and fiscal year-end periods of September 30, 2011 and 2012, and quarter and year-to-date periods through June 30, 2013.

The information furnished herein, including Exhibits 99.1 and 99.2, are not deemed to be "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. This information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.

Item 9.01 Financial Statements and Exhibits

(d) The following are filed as exhibits to this report:

Exhibit No.

99.1 Press release dated October 16, 2013, issued by Raymond James Financial, Inc.

99.2 Updated segment results (unaudited) for Raymond James Financial, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYMOND JAMES FINANCIAL, INC.

Date:	October 16, 2013	By:	/s/ Jeffrey P. Julien
Jeffrey P. Julien
Executive Vice President - Finance,
Chief Financial Officer and Treasurer